Exhibit 10.16

SUBSCRIPTION AGREEMENT

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

THIS SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of January 2, 2024, is made by and between Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”), and Target Capital 1, LLC (the “Subscriber”).

WHEREAS, the Company is authorized under the Articles of Incorporation of the Company to issue up to one million (1,000,000) shares of Series A Preferred Stock, with a stated value of $10.00 per share (the “Series A Preferred Stock”), which such Series A Preferred Stock is convertible into shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation of the Company relating to the Preferred Stock filed with the Secretary of State of the State of Nevada on July 12, 2023, as amended as of the date hereof;

WHEREAS, the Subscriber wishes to purchase and subscriber for 20,000 shares of Series A Preferred Stock (the “Preferred Stock”) for aggregate cash proceeds to the Company of $200,000.00;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell the Preferred Stock to the Subscriber in a private placement exempt from registration under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Subscriber agree as follows:

1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for the Preferred Stock for the aggregate purchase consideration of $200,000.00, which is payable as described in Section 4 hereof. The Subscriber acknowledges that the Preferred Stock will be subject to restrictions on transfer as set forth in this Agreement.

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Subscriber at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and the Preferred Stock may be allocated among subscribers. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Preferred Stock to any person who is a resident of a jurisdiction in which the issuance of Preferred Stock to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction.

3. The Closing. The closing of the purchase and sale of the Preferred Stock (the “Closing”) shall take place at the offices of The Crone Law Group, at 1:00 p.m. on January 2, 2024, or at such other time and place as the Company may designate by notice to the Subscriber.

4. Payment for Securities. Payment for the Preferred Stock shall be received by the Company from the Subscriber by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount of $200,000.00 payable in U.S. dollars. The Company shall confirmation of issuance of the Preferred Stock to the Subscriber substantially simultaneously with the Closing. The Subscriber acknowledges that the Preferred Stock is being issued in a private placement exempt from registration under the Securities Act and the Preferred Stock will be subject to restrictions on transfer as set forth in this Agreement.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and the Company’s shareholders, if required, and no further action is required by the Company or the Board of Directors of the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. ***

(b) Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, or (ii) the transactions contemplated hereby. Other than its Subsidiaries, there is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(c) No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of principal market in which the Company’s securities are listed (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(d) No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Subscriber contained herein, the offer and issuance by the Company of the Preferred Stock and the Common Shares is exempt from registration under the Securities Act. The Company covenants and represents to the Subscriber that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Subscriber or any other Person in connection with the transactions contemplated by this Agreement.

(f) Issuance of Preferred Stock and the Common Stock. The issuance of the Preferred Stock is duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Certificate of Designations, the Common Stock, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the Subscribers being entitled to all rights accorded to a holder of Common Stock. Upon issuance pursuant to conversion of the Preferred Stock, the Common Stock, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the Subscribers being entitled to all rights accorded to a holder of Common Stock.

6. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to and covenants with the Company that:

(a) Authorization; Enforcement. The Subscriber has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Subscriber and no further action is required by the Subscriber. This Agreement has been (or upon delivery will have been) duly executed by the Subscriber and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Tax Advisors. The Subscriber has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Subscriber understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(c) Information Regarding Holder. Holder is an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own the Preferred Stock and the Common Stock. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(d) Restrictions on Transfer or Sale of Preferred Stock.

(i) The Subscriber is acquiring the Preferred Stock solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Preferred Stock. The Subscriber understands that the Preferred Stock have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The Subscriber understands that the Preferred Stock are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Subscriber may dispose of the Preferred Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the Subscriber understands that the Company has no obligation or intention to register any of the Preferred Stock or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the Subscriber understands that under the Commission’s rules, the Subscriber may dispose of the Preferred Stock only in transactions which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to the Preferred Stock in the hands of the Subscriber. Consequently, the Subscriber understands that the Subscriber must bear the economic risks of the investment in the Preferred Stock for an indefinite period of time.

(iii) The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer, or otherwise dispose of the Preferred Stock or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (B) that the certificates representing the Preferred Stock will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Preferred Stock, except upon compliance with the foregoing restrictions.

(iv) The Subscriber acknowledges that neither the Company nor any other person offered to sell the Preferred Stock to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(e) Information Concerning the Company.

(i) The Subscriber has not been furnished any offering literature other than the public filings filed with the Commission, and the undersigned has relied only on the information contained therein.

(ii) The Subscriber understands and accepts that the purchase of the Preferred Stock involves various risks, including the risks outlined in the Company’s public filings filed with the Commission and in this Subscription Agreement. The Subscriber represents that it is able to bear any loss associated with an investment in the Preferred Stock.

(iii) The Subscriber is familiar with the business and financial condition and operations of the Company, all as generally described in its public filings filed with the Commission. The Subscriber has had access to such information concerning the Company and the Preferred Stock as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Preferred Stock.

(iv) The Subscriber represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Preferred Stock, it being understood that information and explanations related to the terms and conditions of the Preferred Stock and the other transaction documents that are described in the Company’s public filings filed with the Commission shall not be considered investment advice or a recommendation to purchase the Preferred Stock.

(f) Miscellaneous.

(i) The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary at or before the Closing, each of the Subscriber’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Subscriber.

(ii) The Subscriber acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Agreement shall thereafter have no force or effect, and the Company shall return the previously paid subscription price of the Preferred Stock, without interest thereon, to the Subscriber.

(iii) The Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Preferred Stock or made any finding or determination concerning the fairness or advisability of this investment.

(iv) The Subscriber confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Preferred Stock and the Subscriber is not relying on the advice or recommendations of the Company and the Subscriber has made its own independent decision that the investment in the Preferred Stock is suitable and appropriate for the Subscriber.

7. Conditions to Obligations of the Subscriber and the Company. The obligations of the Subscriber to purchase and pay for the Preferred Stock and of the Company to sell the Preferred Stock, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Subscriber contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

8. Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable.

9. Legend. Certificates, if any, representing the Preferred Stock sold pursuant to this Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

10. Waiver. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

11. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail or other electronic or digital format at the email address set forth below at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via e-mail or other electronic or digital format on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given:

If to the Company,

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, Virginia 23452

Telephone Number: (757) 734-5464

Email: kcarr@inspirevet.com and rfrank@inspirevet.com

Attention: Kimball Carr and Richard Frank

With a copy (which shall not constitute notice) to:

The Crone Law Group, PC

420 Lexington Avenue, Suite 2446

New York, New York 10170

Telephone Number: (646) 861-7891

Email: mcrone@cronelawgroup.com and jlaxague@cronelawgroup.com

Attention: Mark E. Crone, Esq. and Joe Laxague, Esq.

If to the Subscriber,

Target Capital 1, LLC

144 Hillside Village

Rio Grande, PR 00745

Attention: Dmitriy Shapiro

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

13. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

15. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by e-mail or other electronic or digital format which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

16. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

17. Survival. All representations, warranties and covenants contained in this Agreement shall survive the acceptance of the subscription by the Company and the Closing.

18. Expenses. Except as otherwise provided for herein, the parties hereto shall pay their own costs and expenses in connection herewith.

19. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

20. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

21. Notification of Changes. The Subscriber hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Preferred Stock pursuant to this Agreement which would cause any representation, warranty, or covenant of the Subscriber contained in this Subscription Agreement to be false or incorrect.

[signature page follows]

IN WITNESS WHEREOF, the Subscriber has executed this Agreement this 2nd DAY OF JANUARY, 2024.

TARGET CAPITAL 1, LLC

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Managing Partner

Aggregate Subscription Amount: US$200,00.00

The offer to purchase Preferred Stock as set forth above is confirmed and accepted by the Company as to 20,000 shares of Series A Preferred Stock.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
Name:	Kimball Carr
Title:	President / CEO